Dreyfus Premier International Funds, Inc.
                          Registration No. 811-6490

                                 Form N-SAR
                           Response to Item 77 I.
                                   4/30/00


The Fund authorized the issuance of Class T shares, descriptions of which appear in the documents incorporated by reference below:

1. The sections of the Fund's Prospectus under the headings "Expenses," "Account Policies" and "Services for Fund Investors" and the Fund's Statement of Additional Information under the headings "Management Arrangements," "How to Buy Shares," "Distribution Plan and Shareholder Services Plan," "How to Redeem Shares" and "Shareholder Services," incorporated by reference to Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A, filed on December 23, 1999.

2. The Fund's Articles of Incorporation and Articles of Amendment, incorporated by reference to Exhibit 1A of Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A, filed on December 28, 1994.

3.   The Fund's Articles Supplementary, incorporated by reference to Exhibit
  (a)(2) of Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A, filed on December 15, 1999.

4.   The Fund's Revised Rule 18f-3 Plan, incorporated by reference to Exhibit
  (n) of Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A, filed on December 15, 1999.